SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )


Filed by the Registrant

Filed by a Party other than the Registrant

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to  240.14a-12


                            THE STEAK N SHAKE COMPANY

                (Name of Registrant as Specified In Its Charter)

        (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
(1)  Title of each class of securities to which transaction applies:

(2)  Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth

(4)  Proposed maximum aggregate value of transaction:

(5)  Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:






                            THE STEAK N SHAKE COMPANY

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD FEBRUARY 9, 2005

TO  THE  SHAREHOLDERS  OF  THE  STEAK  N  SHAKE  COMPANY

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of The Steak n Shake Company (the "Company") will be held at the Company's Corporate Office, 4th Floor, Century Building, 36 South Pennsylvania Street, Indianapolis, Indiana 46204, on Wednesday, February 9, 2005 at 1:30 p.m., Eastern Standard Time, for the following purposes:

1. To elect nine directors to serve until the next Annual Meeting of Shareholders and until their respective successors shall be elected and qualified.

2. To act upon the approval of the 2005 Director Stock Option Plan, as adopted by the Board of Directors.

3. To ratify the selection by the Audit Committee of the Board of Directors of Deloitte & Touche, LLP as the Company's independent auditors for the fiscal year ending September 28, 2005.

4. To transact such other business as may properly come before the meeting and any adjournment thereof.

     The Board of Directors has fixed the close of business on December 1, 2004, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.

     We urge you to sign, date and mail the enclosed proxy in the envelope provided whether or not you expect to be present in person. You may revoke the proxy at any time prior to the time the proxy is exercised by filing with the Secretary of the Company a properly executed instrument revoking such proxy, by filing a properly executed proxy bearing a later date, or by attending the Annual Meeting and withdrawing your proxy and voting in person.


                                   By  Order  of  the  Board  of  Directors



                                   David  C.  Milne,  Secretary
December  20,  2004
Indianapolis,  Indiana


              PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT
                        PROMPTLY IN THE ENCLOSED ENVELOPE

                            THE STEAK N SHAKE COMPANY
                              500 CENTURY BUILDING
                          36 SOUTH PENNSYLVANIA STREET
                           INDIANAPOLIS, INDIANA 46204
                                 (317) 633-4100

                                 PROXY STATEMENT
                     For the Annual Meeting of Shareholders
                           To be held February 9, 2005

     This proxy statement is furnished to the shareholders of The Steak n Shake Company (the "Company") in connection with the solicitation by the Company of proxies to be voted at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Company's Corporate Office, 4th Floor, Century Building, 36 South Pennsylvania Street, Indianapolis, Indiana 46204, on Wednesday, February 9, 2005, at 1:30 p.m., Eastern Standard Time, and at any adjournment thereof. This proxy statement and the accompanying form of proxy were first mailed to shareholders on or about December 20, 2004.

     Each properly executed proxy returned prior to the meeting will be voted in accordance with the directions contained therein. The enclosed proxy may be revoked by the person giving it at any time before it is voted by giving written notice to the Secretary of the Company.

OUTSTANDING  COMMON  STOCK

     The record date for shareholders entitled to vote at the Annual Meeting was December 1, 2004. At the close of business on that date, the Company had issued and outstanding 27,622,964 shares of Common Stock entitled to vote at the Annual Meeting. Unless otherwise stated, all references herein to numbers and prices of shares of Common Stock, options and capital appreciation shares of the Company have been adjusted to reflect all stock dividends and stock splits heretofore distributed by the Company.

ACTION  TO  BE  TAKEN  AT  THE  ANNUAL  MEETING

     Unless the shareholder otherwise specifies in the proxy, the accompanying proxy will be voted (i) FOR the election, as directors of the Company, of the nine persons named under the caption "Election of Directors"; (ii) FOR the approval of the 2005 Director Stock Option Plan and (iii) FOR the approval of Deloitte & Touche, LLP as the Company's independent auditors for the fiscal year ending September 28, 2005.

QUORUM  AND  VOTING

     The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting. In deciding all questions, a holder of Common Stock is entitled to one vote, in person or by proxy, for each share registered in his/her/its name on the record date. Directors of the Company are elected by a plurality of the votes cast by the holders of the shares represented at the meeting. Abstentions, broker non-votes and instructions on the enclosed form of proxy to withhold authority to vote for one or more of the nominees will result in the nominee receiving fewer votes; however, the number of shares present for purposes of determining a quorum will not be reduced by such action. The 2005 Director Stock Option Plan and the ratification of the selection of the auditors will be approved if the proposal receives more votes cast in favor of the proposal than are cast in opposition to it. Abstentions and broker non-votes with respect to those proposals will not be counted as votes for or against those proposals.

SHAREHOLDER  PROPOSALS

     The bylaws of the Company require shareholders to provide advance notice in order to bring business before an annual meeting or to nominate a candidate for director at the meeting. In order for a shareholder to properly bring business or propose a director at the 2006 Annual Meeting, the shareholder must give written notice to the Company at the address on the front page of this proxy statement. To be timely, a shareholder's notice must be received by the Company on or before August 19, 2005 or in the event that the date of the meeting is changed more than 30 days from February 9, 2005 such notice must be delivered or mailed to and received by the Company not later than 120 days prior to the date the Company mailed proxy materials for the preceding year's annual meeting or 10 calendar days following the date on which public announcement of the date of the meeting is first made. These procedures apply to any matter that a shareholder wishes to raise at the 2006 Annual Meeting, including those matters raised other than pursuant to 17 C.F.R. 240.14a-8 of the Rules and Regulations of the SEC. A shareholder proposal that does not meet the above requirements will be considered untimely, and any proxy solicited by the Company may confer discretionary authority to vote on such proposal.

OWNERSHIP  OF  COMMON  STOCK

     The following table shows the number and percentage of outstanding shares of Common Stock beneficially owned as of December 1, 2004 by each person or entity known to be the beneficial owner of more than 5% of the Common Stock of the Company:

Name  &  Address                Amount  and  Nature  of
of  Beneficial  Owner           Beneficial  Ownership(1)     Percent  of  Class
----------------------          ------------------------     ------------------
MSD  Capital,  Inc.                     2,053,100                   7.4%
645  Fifth  Avenue,  21st  Floor
New  York,  NY  10022-5910

(1)     This  table  is  based upon information supplied by MSD Capital, Inc. on
Schedule 13G filed with the Securities and Exchange Commission on April 11, 2003 and information supplied thereafter by MSD Capital, Inc.

     The following table shows the total number of shares of Common Stock beneficially owned as of December 1, 2004, and the percentage of Common Stock so owned as of that date, with respect to (i) each director, (ii) each executive officer named in the Summary Compensation Table, and (iii) all directors and executive officers, as a group:

                                Amount  and  Nature  of
  Name of Beneficial Owner      Beneficial Ownership(1)      Percent  of  Class
  ------------------------      ------------------------     ------------------

     Peter  M.  Dunn                     98,400(2)                     *
     Alan  B.  Gilman                   468,910(3)                    1.7%
     Roxanne  Crosby                     18,400(4)                     *
     Stephen  Goldsmith                  13,180(5)                     *
     Wayne  L.  Kelley                   82,308(6)                     *
     Charles  E.  Lanham                390,480(7)                    1.4%
     Ruth  J.  Person                     5,000(8)                     *
     Gary  T.  Reinwald                 399,539(9)                    1.4%
     J.  Fred  Risk                     119,299(10)                    *
     John  W.  Ryan                      22,382(11)                    *
     Gary  S.  Walker                    55,200(12)                    *
     James  Williamson,  Jr.            327,558(13)                   1.2%
     All directors and
     executive  officers
     as a group (17 persons)          2,046,570(14)                   7.4%

     *Less  than  1%.

(1) Includes shares which may be acquired pursuant to stock options exercisable within 60 days under the Company's stock option plans.

 (2) Includes 25,000 shares which may be acquired pursuant to stock options exercisable with in 60 days.

(3) Includes 114,558 shares which may be acquired pursuant to stock options exercisable within 60 days.

(4) Includes 4,400 shares which may be acquired pursuant to stock options exercisable within 60 days.

(5) Includes 9,000 shares which may be acquired pursuant to stock options exercisable within 60 days.

(6) Includes 3,800 shares which may be acquired pursuant to stock options exercisable within 60 days.

(7) Includes 9,000 shares which may be acquired pursuant to stock options exercisable within 60 days. Also includes 30,928 shares owned of record and beneficially by Mr. Lanham's wife, with respect to which he disclaims beneficial ownership, and 21,750 shares owned by Mr. Lanham's affiliate, Hartford Heritage, LLC.

(8) Includes 5,000 shares which may be acquired pursuant to stock options exercisable within 60 days.

(9) Includes 81,896 shares which may be acquired pursuant to stock options exercisable within 60 days.

(10) Includes 9,000 shares which may be acquired pursuant to stock options exercisable within 60 days. Also includes 7,726 shares owned of record and beneficially by Mr. Risk's wife, with respect to which he disclaims beneficial ownership.

(11) Includes 9,000 shares which may be acquired pursuant to stock options exercisable within 60 days.

(12) Includes 24,200 shares which may be acquired pursuant to stock options exercisable within 60 days and 300 shares owned of record and beneficially by Mr. Walker's minor children, with respect to which he disclaims beneficial ownership.

(13) Includes 9,000 shares which may be acquired pursuant to stock options exercisable within 60 days. Also includes 19,011 shares owned of record and beneficially by Mr. Williamson's wife, with respect to which he disclaims beneficial ownership.

(14) Includes 345,329 shares which may be acquired pursuant to stock options exercisable within 60 days held by all directors and officers as a group.

SECTION  16(A)  BENEFICIAL  OWNERSHIP  REPORTING  COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 sets forth certain filing requirements relating to securities ownership by directors, executive officers and ten percent shareholders of a publicly held company. To the Company's knowledge, based on the representations of its directors and executive officers and copies of their respective reports filed with the Securities and Exchange Commission, all filing requirements were satisfied by each such person during the fiscal year ended September 29, 2004 with the exception of a Form 4 regarding the sale of stock filed late by James W. Bear, the Company's former Senior Vice President and CFO. Also, the Company files Form 4 reports for the Company's Directors, and the Company filed a Form 4 late for the receipt of options under the 2004 Director Stock Option Plan by Messrs. Goldsmith, Kelley, Lanham, Regas, Risk and Williamson and Drs. Ryan and Person.

INTERESTS  OF  CERTAIN  PERSONS  IN  MATTERS  TO  BE  ACTED  UPON

     All persons standing for election as director were unanimously nominated by the Board of Directors. No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between any such person and the Company.

MISCELLANEOUS

a)     CREATION  AND  DISTRIBUTION  OF  PROXIES
       ----------------------------------------

     The entire cost of soliciting proxies will be paid by the Company. In addition to the solicitation of proxies by use of the mails, certain officers, directors and employees of the Company, none of whom receive additional compensation therefor, may solicit proxies by telephone, facsimile or personal interview at the expense of the Company. The Company will also request brokers, dealers, banks and voting trustees, and their nominees, to forward this proxy statement and the accompanying form of proxy to beneficial owners and will reimburse such record holders for their reasonable expense in forwarding solicitation material.

b)     CODE  OF  BUSINESS  CONDUCT  AND  ETHICS
       ----------------------------------------

     The Company has in place a long-standing code of ethics, which was updated and revised in the past year. It applies to its principal executive officer, principal financial officer and principal accounting officer, as well as all officers, directors and employees. A copy of the Code of Business Conduct and Ethics (the "Code") can be obtained without charge on the Company's web site (www.steaknshake.com) or by written request to the Company at the address on the front page of this proxy statement. If the Company makes any substantive amendment of, or grants any waiver to the Code, the Company will disclose the nature of such amendment or waiver via its website and in a current report on Form 8-K.

                          1.     ELECTION OF DIRECTORS

     Nine directors will be elected to serve until the next Annual Meeting and until their respective successors shall have been duly elected and qualified. All of the nominees are currently directors of the Company and were elected at the Annual Meeting of Shareholders held February 11, 2004. The Board of Directors has affirmatively determined that a majority of the director nominees are independent and have no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company).

     If any of the nominees named below is not available to serve as a director at the time of the Annual Meeting (an event which the Board of Directors does not now anticipate), the proxies will be voted for the election as directors of such other person or persons as the Board of Directors may designate, unless the Board of Directors, in its discretion, amends the Company's Bylaws to reduce the number of directors.

     The nominees for the Board of Directors of the Company are listed below, along with the age, tenure as director and business background for at least the last five years for each:




                               Served  As
        Name          Age    Director Since       Business  Experience
        ----          ---   ---------------       --------------------

Peter  M.  Dunn        49        2004         Currently President and Chief
                                              Executive Officer; President and
                                              Chief Operating Officer of the
                                              Company from 2002 to February 11,
                                              2004; formerly President, Borden
                                              Foods  Co.,  1997-2001.

Alan B. Gilman         74        1992         Currently Chairman of the Board of
                                              Directors; President and Chief
                                              Executive Officer of the Company
                                              from 1992 to September 30, 2002;
                                              Chief Executive Officer and Co-
                                              Chairman of the Company from
                                              September 30, 2002 through August
                                              11, 2003; Chief Executive Officer
                                              and Chairman of the Company from
                                              August 11, 2003 through February
                                              11,  2004.

Stephen  Goldsmith     58        1999         Chairman  of the Corporation for
                                              National and Community Service;
                                              Senior Vice President, Strategic
                                              Initiatives and e-Government, for
                                              ACS, a national business process
                                              outsourcer; Faculty Director,
                                              Innovations in American Government
                                              Harvard University; Chairman of
                                              the Manhattan Institute's Center
                                              for Civic Innovation; member of
                                              the Board of Directors of the
                                              Finish Line, Inc.; Trustee of
                                              Windrose Medical Properties Trust,
                                              a publicly traded real estate
                                              investment trust; Mayor of
                                              Indianapolis, Indiana from 1992
                                              through 1999.

Wayne  L. Kelley       60        2003         Director of Steak n Shake
                                              Operations, Inc., a subsidiary of
                                              the Company, since 1999; President
                                              of Kelley Restaurants, Inc. since
                                              1991.

Charles  E.  Lanham    72        1971         Chairman of the Board of Directors
                                              of Overhead Door Company of
                                              Indianapolis, Inc. from 1960 until
                                              February, 2004; Vice Chairman of
                                              Klipsch Lanham Investments, a
                                              private investment company;
                                              Trustee of Windrose Medical
                                              Properties Trust, a publicly
                                              traded real estate investment
                                              trust.

Ruth  J.  Person       59        2002         Chancellor, Indiana University
                                              Kokomo and Professor of Management
                                              President, American Association of
                                              University Administrators 2003-
                                              2004; Member of the Board of
                                              Directors,  Workforce Development
                                              Strategies, Inc.

J.  Fred  Risk         76        1971         Private investor; Chairman of the
                                              Board of Directors of Security
                                              Group, Inc.

John  W.  Ryan         75        1996         Private investor; Chancellor of
                                              the State University of New York
                                              Systems from 1996 through 1999;
                                              President of Indiana University
                                              from 1971 through 1987.

James Williamson, Jr.  73        1985         Private  investor.

There  is  no  family  relationship  among  any  of  the  nominees for director.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.



COMMITTEES  AND  MEETINGS  OF  THE  BOARD  OF  DIRECTORS

     The Board of Directors held four meetings during fiscal year 2004. The Board has, or during fiscal year 2004 had, five standing committees: an Executive Committee, a Personnel/Benefits Committee, an Audit Committee, a Compensation Committee, and a Nominating/Corporate Governance Committee. The Board also had a temporary Committee, the Acquisitions Committee, during fiscal year 2004.

     The Executive Committee may exercise all of the powers of the Board of Directors in the management of the affairs of the Company to the extent permitted by law. During the fiscal year ended September 29, 2004, the Executive Committee met 4 times. Mr. Williamson serves as Chairman and Mr. Risk and Dr. Ryan serve as members of the Executive Committee.

     The Audit Committee, among other duties, serves in an oversight role intended to ensure the integrity and objectivity of the Company's financial reporting process. It operates under a written charter that may be found at www.steaknshake.com. The Committee meets with representatives of management and the independent auditors to review matters of a material nature related to auditing, financial reporting, internal accounting controls and audit results. The Audit Committee is also responsible for making determinations regarding the independence and selection of the Company's independent auditors. See "Report of the Audit Committee," below. During the fiscal year ended September 29, 2004, the Audit Committee met 4 times. Mr. Risk serves as Chairman of the Committee and Messrs. Goldsmith, Lanham and Ryan serve as members. The Chairman and each member of the Audit Committee are "independent" as that term is defined in Section 301 of the Sarbanes-Oxley Act of 2002 and the listing standards for the New York Stock Exchange. In addition, the Board of Directors has determined that Mr. Risk qualifies as an "audit committee financial expert" as that term is defined in Item 401(h)(2) of Regulation S-K.

     The Compensation Committee is charged with establishing the compensation for the Company's Chief Executive Officer and the other executive officers, as well as guidelines for the administration of incentive and equity-based compensation plans. See "Report of the Compensation Committee" below. The Compensation Committee met 4 times during fiscal 2004. Mr. Williamson serves as Chairman of the Compensation Committee and Mr. Lanham, Dr. Person and Dr. Ryan serve on the committee. The Chairman and each member of the Committee are "independent" as that term is defined in the listing standards of the New York Stock Exchange. The Committee operates under a written charter approved by the Board of Directors. A copy of the charter is available on the Company's web site, www.steaknshake.com.

     The Nominating/Corporate Governance Committee is charged with making recommendations regarding the nomination of appropriate individuals for election to the Board of Directors, overseeing the Company's Corporate Governance Guidelines, allocating Board resources to various committees and evaluating the performance of the Board, its Committees and its individual members. Dr. Ryan is the Chairman of the Committee and Messrs. Goldsmith, Lanham and Risk serve on the Committee. During fiscal year 2004 the Committee met 4 times. The Committee operates under a written charter that was approved by the Board of Directors. A copy may be obtained on the Company's web site, www.steaknshake.com. The Chairman and all members of the Committee are "independent" as that term is defined in the listing standards of the New York Stock Exchange.

     The Nominating/Corporate Governance Committee identifies nominees for director from various sources, including, without limitation, its members, other directors, senior management, shareholders and third-party consultants. Candidates are evaluated based on their credentials and the needs of the Board and the Company at the time. Of particular importance are the candidate's experience, judgment, integrity, ability to make independent inquiries, understanding of the Company's business environment and willingness and ability to devote adequate time to Board activities. The Nominating/Corporate
Governance Committee will identify nominees who meet specific objectives in terms of the composition of the Board, such as financial expertise, and may take into account such factors as geographic, occupational, gender, race and age diversity.

     Shareholders who wish to recommend to the Nominating/Corporate Governance Committee a candidate for election to the Board of Directors at the annual meeting should send their suggestions to the Corporate Secretary at the address shown on the first page of this Proxy. The Corporate Secretary will promptly forward all such letters to the members of the Committee. In order for director nominations to be properly brought before an annual meeting by a shareholder, timely notice must be given by the shareholder to the Corporate Secretary. To be timely, the notice must be delivered at the above address not less than 120 days prior to the date the Company mailed proxy materials for the preceding year's annual meeting.

     Nominations for directors must include the following information (i) a statement of the qualifications of the nominee; (ii) all information required to be disclosed in the solicitation of proxies for elections of directors pursuant to Regulation 14A of the Securities Exchange Act of 1934; (iii) the name and address of the shareholder giving notice; (iv) a representation that the shareholder is a holder of Company's common stock and intends to appear at the meeting to make the nomination; (v) a description of all arrangements or understandings among the shareholder and the nominee; and (vi) the written consent of the nominee to serve as a director if so elected. Other than the submission requirements set forth above, there are no differences in the manner in which the Nominating/Corporate Governance Committee evaluates a nominee for director recommended by a shareholder.

     The Personnel/Benefits Committee makes determinations and recommendations to the Board of Directors regarding personnel policies and employee benefit plans, administers the Company's 401k and Profit Sharing Plan and performs such other functions with respect to personnel and benefit matters as may be requested by the Board. The Personnel/Benefits Committee met one time during fiscal 2004. Mr. Lanham is Chairman of the Committee and Dr. Person and Mr. Kelley are members, together with Mr. Blade, Senior Vice President and Chief Financial Officer, Mr. Reinwald, Executive Vice President, Ms. Roxanne Crosby, Senior Vice President of Human Resources, and Ms. B. Charlene Boog, Associate Vice President, Administration. Mr. Gilman and Mr. Dunn serve as ex officio members of the Committee.

     During fiscal year 2004 the Board of Directors formed the Acquisitions Committee to explore, negotiate and, if appropriate, finalize the merger of Kelley Restaurants, Inc. ("KRI") into a subsidiary of Steak n Shake Operations, Inc. Mr. Risk served as chairman of the Committee, and Mr. Goldsmith, Dr. Ryan, Dr. Person and Mr. Dunn served on the Committee. Messrs. Kelley, Gilman, Williamson and Lanham were specifically excluded from any involvement with the Acquisitions Committee as a result of their status as shareholders in KRI. The Acquisitions Committee met two times during fiscal 2004.

     During fiscal year 2004 no director attended less than 75% in the aggregate of: (i) the total meetings of the Board of Directors, and (ii) the total number of meetings held by all Board committees on which he or she served. Directors are expected to attend the Annual Meeting of Shareholders. All Directors attended the 2004 Annual Meeting of Shareholders.

     Pursuant to the listing requirements of the New York Stock Exchange, the non-management directors of the Company met in four executive sessions without management during the 2004 fiscal year. Mr. Williamson, the Lead Outside Director, presides over these executive sessions. Interested parties may communicate directly with the presiding director or with the non-management directors as a group via letter directed to Mr. Williamson at the address shown on the first page of this Proxy.

SHAREHOLDER  COMMUNICATION  WITH  THE  BOARD

     The Board has implemented a process whereby shareholders of the Company may send communications to the Board's attention. Any shareholder desiring to communicate with the Board, or one or more specified members thereof, should communicate in a writing addressed to the Board, or specified directors, to the Corporate Secretary at the address shown on the first page of this Proxy. The
Secretary has been instructed by the Board to promptly forward all such communications to the specified addressees thereof.

COMPENSATION  OF  DIRECTORS

     During fiscal year 2004 directors received an annual fee of $18,000. They received $2,500 per board meeting attended and $1,000 per telephonic board meeting attended. They also received $1,000 for each committee meeting attended that was not held in conjunction with a Board of Directors' meeting and $500 for each committee meeting attended that was held in conjunction with a Board of Directors' meeting. Mr. Risk was paid an additional annual fee of $20,000 for his services as Chairman of the Audit Committee. Mr. Williamson was paid an additional annual fee of $25,000 for his services as Chairman of the Executive Committee, Chairman of the Compensation Committee and Lead Outside Director.
Dr. Ryan was paid an additional annual fee of $15,000 for his services as Chairman of the Nominating/Corporate Governance Committee. Directors who were also officers of the Company were not paid for their services on the Board. In the fiscal year ended September 29, 2004, the total compensation paid to non-employee directors was $343,500. This figure includes $38,000 paid to non-employee directors who served on boards of subsidiaries of the Company (including Mr. Kelley, who serves on the Board of Steak n Shake Operations, Inc. and was elected to the Company's Board on February 11, 2004). In addition, the ordinary and necessary expenses of members of the Board of Directors incurred in attending board and committee meetings are paid by the Company.

     The Company believes in compensating its non-employee directors partly on the basis of the Company's success in increasing the value of its stock so a portion of a non-employee director's compensation comes from stock options. The Company has had director stock option plans (the "Director Plans") in place since 1990, which provide for non-discretionary grants of nonqualified stock options to the directors of the Company at a price equal to the fair market value of the Common Stock on the date of grant. Options currently outstanding under the Director Plans are exercisable as to 20% on the date of grant and 20% on each anniversary of the date of grant until fully exercisable. The current options expire five years from the date of grant.

     Options for the non-employee directors to purchase an aggregate of 38,000 shares of Common Stock were conditionally granted by the Board of Directors on November 17, 2004, subject to shareholder approval at the 2005 Annual Meeting of Shareholders. The conditional grants were made to Dr. Person and Dr. Ryan and Messrs. Goldsmith, Kelley, Lanham, Risk and Williamson for 5,000 shares each, and to Mr. Frank G. Regas, a director of a subsidiary of the Company, for 3,000 shares, at an option price equal to $18.26, the closing per share price on the New York Stock Exchange on November 17, 2004. See "Approval of the 2005 Director Stock Option Plan," below.

CERTAIN  RELATIONSHIPS  AND  RELATED  TRANSACTIONS

     The Company granted franchise rights in 1991 to KRI for development of Steak n Shake restaurants in the Atlanta, Georgia and Charlotte, North Carolina markets. KRI currently operates 13 restaurants in Atlanta, Georgia and 3 in Charlotte, North Carolina. The Company recorded $1,706,000 in revenues from KRI during fiscal year 2004. Mr. Kelley serves as President and director, and Mr. Williamson and Mr. Gilman serve as directors of KRI and all are likewise shareholders in KRI. Mr. Lanham is also a shareholder in KRI.

     As described in its November 11, 2004 Form 8-K and press release, the Company has entered into a merger agreement to merge SNS Merger Corporation, a subsidiary of Steak n Shake Operations, Inc., into KRI, with closing of the merger scheduled to occur on December 29, 2004.

     Pursuant to the merger agreement, the issued and outstanding shares of KRI common stock will be converted into the right to receive cash having an aggregate value of approximately $20.5 million at closing, subject to adjustment. The net value transferred at closing is anticipated to be approximately $17.5 million, which includes adjustments for debt repayment, working capital and other items. In addition, ten percent (10%) of the adjusted purchase price will be deposited in escrow for up to 24 months from the closing of the transaction in order to satisfy indemnification claims. Any amounts remaining in escrow after the escrow period will be distributed to shareholders of KRI.

     The amount of cash each shareholder will receive as their initial payment pursuant to the merger agreement will be determined by multiplying the number of shares of KRI common stock owned by each such shareholder by the per share exchange amount. It is currently anticipated that the per share exchange amount will be $165. However, the actual per share exchange amount will not be determined until the completion of the merger. Messrs. Kelley, Williamson, Gilman and Lanham own (directly or beneficially) 8,942, 3,222, 1,000 and 3,616 shares, respectively, of KRI common stock.

     In addition, the consummation of the merger is conditioned, among other things, upon Steak n Shake Operations, Inc. entering into an employment agreement with Wayne Kelley in his capacity as the President of KRI. Pursuant to the employment agreement, Mr. Kelley would remain a full-time employee of KRI for a period of two years and sixteen weeks. Mr. Kelley will receive an annual salary of $205,000 per year and shall be entitled to a bonus of $57,000 if he is still employed at the end of the employment period.

     The negotiations for the merger were conducted between the Company's Acquisitions Committee and Wayne Kelley. Messrs. Gilman, Williamson and Lanham did not participate in negotiations or provide any input to either party regarding the terms of the merger, other than to the extent they voted in favor of the merger in their capacity as shareholders and directors of KRI.

     The Company has obtained an independent fairness opinion and has reviewed The terms of the merger and believes that the terms of the merger are on terms no less favorable to the Company than would have been available in the absence of the relationships described.

COMPENSATION  OF  EXECUTIVE  OFFICERS

     The following table shows the compensation paid to the Company's Chief Executive Officer and its other four most highly compensated executive officers (the "Named Executive Officers") for the last three fiscal years:

                           SUMMARY COMPENSATION TABLE
                           --------------------------



                            Annual Compensation    Long-Term Compensation
                            -------------------    -----------------------
                                                 Restricted                      All Other
                    Fiscal                      Stock Awards    Stock Options  Compensation
                     Year  Salary ($) Bonus ($)    ($) (1)         (#) (2)        ($) (3)
-------------------------------------------------------------------------------------------
Alan B. Gilman (4)   2004  $500,000  $335,023    186,250           32,877          $20,692
Chairman             2003  $497,692  $349,344       None           10,000          $14,906
                     2002  $425,000  $137,500       None           66,681          $16,777

Peter M. Dunn(5)     2004  $463,846  $335,023    298,000           45,000          $16,237
President and        2003  $340,577  $244,541    214,000           20,000          $ 1,442
Chief Executive      2002  $      0      None       None             None          $     0
Officer

Gary T. Reinwald     2004  $245,000  $ 84,871    134,100           17,166          $12,903
Executive Vice       2003  $245,000  $ 92,226       None            3,239          $11,386
President            2002  $221,690  $ 64,070       None           40,341          $ 9,084

Gary S. Walker       2004  $205,000  $ 74,477    104,300           11,000          $16,808
Senior Vice          2003  $205,000  $ 78,244       None             None          $ 6,915
President            2002  $185,580  $ 55,270       None           22,000          $10,150

Roxanne Crosby (6)   2004  $176,077  $ 71,147    123,200           11,000          $ 4,825
Senior Vice          2003  $      0      None       None             None          $     0
President            2002  $      0      None       None             None          $     0



(1)  The  amounts  shown in this column represent the market value of the restricted stock awarded under the
Company's  Capital  Appreciation  Plan  and  were  calculated by multiplying the closing market price of the
Company's  Common  Stock  on the date of award by the number of shares awarded.  The number and value of the aggregate  unvested  restricted  stock  holdings of each of the Named Executive Officers as of September 29,
2004  are as follows: Mr. Gilman, 12,500 shares ($186,250); Mr. Dunn, 40,000 shares ($512,000);  Ms. Crosby,
7,000  shares  ($123,200);  Mr.  Reinwald,  9,000 shares ($123,200) and Mr. Walker, 7,000 shares ($104,300).
The shares of Common Stock are issued at the time of the award; however, these shares may not be transferred for  a  period  of three years thereafter and are forfeited to the Company if the grantee is not employed by the  Company  (except  for  reasons  of retirement, permanent disability or death) at the end of the period.
The  amounts do not reflect the cash value of Book Units awarded in tandem with the restricted Common Stock, which  provide  for a cash payment at the end of the three-year period equal to the sum of the net change in book  value  per  share  and  the  dividends  paid  per  share  during  the  period,  as  adjusted for stock dividends/splits.  The  recipient of the award is entitled to any dividends paid on outstanding Common Stock subsequent  to  the  date  of  the  award.

(2)  Options granted under the Employee Stock Option Plans provide for a reload option (the "Reload Option")
in  the  event  the  optionee  surrenders  other  shares of the Company's Common Stock in payment for option shares,  in whole or in part.  Any such Reload Option (i) will be for a number of shares equal to the number of shares so surrendered; (ii) will have an expiration date which is 5 years from the Reload Option issuance date;  (iii)  will  be fully exercisable on the date of grant, and (iv) will have an exercise price equal to the  average market price of the Company's Common Stock on the five (5) business days before the shares were surrendered  to  exercise  the  option.  There  is no Reload Option with respect to the exercise of a Reload
Option.  Mr.  Gilman's  2002  stock  option grants include the grant of options for 25,000 shares on each of
October  1,  2001 and June 21, 2002, and the grant of a Reload Option for 16,681 shares on January 29, 2002.
His  2003  grant  was  the  grant  of  a Reload Option for 10,000 shares on July 2, 2003. His 2004 grant was
25,000,  with  a reload option granted in an amount of 7,877.  Mr. Dunn's 2003 option grant was the grant of options  for  20,000  shares  on  September  30,  2002. His 2004 grant was the grant of 45,000 options.  Ms.
Crosby's  2004  grant  was the grant of 11,000 options.  Mr. Reinwald's 2002 stock option grants include the grant  of  options for 16,000 shares on each of October 1, 2001 and June 21, 2002, and the grant of a Reload
Option  for  8,341  shares  on January 29, 2002.  His 2003 option grant was the grant of a Reload Option for
3,239  shares  on  July 2, 2003.  His 2004 grant was the grant of 16,000, with a reload grant of 1,166.  Mr.
Walker's  2002  option  grants include the grant of options for 11,000 shares on each of October 1, 2001 and
June  21, 2002.  His 2004 grant was the grant of 11,000 options.  More information regarding the fiscal 2004 stock  option  grants  to  the Named Executive Officers is set forth in the Option/SAR Grants in Last Fiscal
Year  table,  which  follows.

(3)  Includes  (i)  amounts  payable  pursuant  to  the Company's executive medical reimbursement plan which provides  for  payment  of  certain  medical expenses, as defined, of up to $3,500 for each plan year ending
October  31,  (ii) amounts paid by the Company for or on behalf of each executive with respect to group life insurance  premiums  for  coverage  in  excess  of  $50,000,  and  (iii)  amounts  of  annual profit sharing contributions  by  the  Company to the accounts of the Named Executive Officers under the Company's Employee
401k  and  Profit  Sharing  Plan.

(4)  The  Company has agreed that if Mr. Gilman leaves the Company's employment for any reason other than retirement  or  termination  by  the Company for cause, he will be paid at his base compensation rate on the date  of  termination  for  a  period  of  nine  months  thereafter.

(5)  The  Company  has  agreed that if Mr. Dunn leaves the Company's employment for any reason other than termination  for  malfeasance  or  retirement,  he will be paid at his base compensation rate on the date of termination  for  a  period  of  12  months  thereafter.

(6)  The  Company  has agreed that if Ms. Crosby leaves the Company for any reason except termination for just cause she will be paid at her base compensation rate at the time of the termination for ten (10) months thereafter.



     The following table presents information for the Named Executive Officers who received stock options during fiscal 2004 under the Company's Employee Stock Option Plans:




                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR
                     --------------------------------------

                                Percentage of                                         Potential Realizable
                                Total Options                                        Value at Assumed Annual
                 Number of       Granted to                                            Rates of Stock Price
                  Options       Employees in     Exercise Price   Expiration      Appreciation for Option Term (1)
 Name             Granted        Fiscal 2004    ($  per  share)      Date               5% ($)        10% ($)
--------------------------------------------------------------------------------------------------------------------
Alan B. Gilman
(Reload Option)    7,877            2.0%              18.85        01/12/09             41,023         90,649
Alan Gilman       25,000            6.4%              17.14        08/04/09            118,387        261,604
Peter Dunn        20,000            5.1%              14.90        10/01/08             82,332        181,932
Peter Dunn        25,000            6.4%              17.14        08/04/09            118,387        261,604
Gary Reinwald
(Reload Option)    1,166            0.3%              15.55        10/09/08              5,009         11,069
Gary Reinwald     16,000            4.1%              17.14        08/04/09             75,767        167,426
Gary Walker       11,000            2.8%              17.14        08/04/09             52,090        115,106
Roxanne Crosby    11,000            2.8%              17.60        12/01/08             53,488        118,195


(1)     The dollar amounts under these columns are the result of calculations at the 5% and 10% rates as required by the
Securities and Exchange Commission and should not be considered a reliable forecast of future appreciation, if any, of the
Company's stock price.  As an example, the Company's per share stock price would be $24.06 and $30.36 if increased by 5%
and 10%, respectively, compounded annually over a five-year option term on a grant price of $18.85.



     The following table presents certain information for the Named Executive Officers relating to exercises of stock options during fiscal year 2004 and, in addition, information relating to the valuation of unexercised stock options:

                         AGGREGATED OPTION EXERCISES IN
                  FISCAL 2004 AND FISCAL YEAR END OPTION VALUES
                  ---------------------------------------------

                                                 Number of Shares Underlying     Value of Shares Underlying
                Number  of         Dollar          Unexercised Options  On         Unexercised Options On
              Shares Acquired      Value             September  29, 2004            September 29, 2004(2)
 Name           On Exercise      Realized(1)     Exercisable    Unexercisable    Exercisable      Unexercisable
---------------------------------------------------------------------------------------------------------------
Alan Gilman        29,185          266,421          114,558         35,000           252,033          54,500
Peter Dunn              0                0           25,000         40,000            92,400          75,600
Gary Reinwald       1,500            4,980           81,896         22,400           348,419          34,880
Gary Walker             0                0           24,200         15,400            79,970          23,980
Roxanne Crosby          0                0            4,400          6,600                 0               0


(1) Based on the New York Stock Exchange closing price of the Company's Common Stock on the date of exercise.

(2) Based on the New York Stock Exchange closing price of the Company's Common Stock on September 29, 2004, of $17.00 per share.



     The following table presents certain information for the Named Executive Officers relating to Capital Appreciation Plan grants during fiscal year 2004 and, in addition, information relating to the valuation of those grants:

             LONG-TERM INCENTIVE PLANS - AWARDS IN LAST FISCAL YEAR
             ------------------------------------------------------

                                                             Estimated Future
                Number of Shares    Performance or Other     Payouts Under Non-
                   Units or       Period Until Maturation    Stock  Price-Based
Name             Other Rights            or Payout                 Plans
--------------------------------------------------------------------------------
                                                        Threshold Target Maximum
--------------------------------------------------------------------------------
Alan B. Gilman      12,500      3 years - October 1, 2006    N/A     N/A     N/A
Peter  Dunn         20,000      3 years - October 1, 2006    N/A     N/A     N/A
Gary T. Reinwald     9,000      3 years - October 1, 2006    N/A     N/A     N/A
Gary S. Walker       7,000      3 years - October 1, 2006    N/A     N/A     N/A
Roxanne Crosby       7,000      3 years - December 1, 2006   N/A     N/A     N/A

REPORT  OF  THE  COMPENSATION  COMMITTEE

     The compensation of the Company's executive officers is determined by the Compensation Committee of the Board of Directors (the "Committee"). The Compensation Committee operates under a written charter approved by the Board of Directors. A copy of its charter is available on the Company's web site, www.steaknshake.com. The following report with respect to certain cash and stock compensation paid or awarded to the Company's executive officers, including the Named Executive Officers, during fiscal 2004 is furnished by the directors who comprise the Compensation Committee.

GENERAL  POLICIES

     The Company's compensation programs are intended to enable the Company to attract, motivate, reward and retain the high level management talent required to achieve corporate objectives and, thereby, increase shareholder value. It is the Company's policy to provide cash and stock incentives to its senior management to achieve both short-term and long-term objectives and to reward exceptional performance and contributions to the success of the Company's business. To attain these objectives, the Company's executive compensation program includes a competitive base salary, coupled with an added cash incentive bonus, which is "at risk" based on the performance of the Company's business, as reflected in the achievement of predetermined financial and operational objectives. In addition, awards may be made under the Company's Capital Appreciation Plan to a select group of executives and under the Company's Employee Stock Option Plans to a broader group of management employees based upon the potential contributions of each to the long-term profitability and growth of the Company's business. As a general matter, as an executive officer's level of management responsibility in the Company increases, a greater portion of his or her potential total compensation depends upon the Company's performance as measured by the attainment of defined financial and operational performance objectives. In addition, all eligible Company employees, including its eligible executive officers, participate in the matching component of the Company's Employee 401k Savings Plan and the Company's Deferred Compensation Plan.


RELATIONSHIP  OF  COMPENSATION  TO  PERFORMANCE

     From time to time, the Committee establishes the salaries which will be paid to the Company's executive officers. In setting base salaries, the Committee takes into account a number of factors, including competitive compensation data, the extent to which an individual may participate in the incentive compensation plans maintained by the Company, and qualitative factors bearing on an individual's experience, responsibilities, management and leadership abilities and job performance.

     In connection with the compensation determinations to be made, the Company utilizes the Towers Perrin Annual Chain Restaurant Compensation survey and other studies that become available to serve as reference points for the Committee and the Board of Directors in establishing compensation programs for the Company's executive officers and other management which are appropriate and competitive within the industry.

     The Committee also determines, with the approval of the Board of Directors, the terms of the Company's Incentive Plan, in which the executive officers participate. In doing so, the Committee reviews management's plans for the Company's growth and profitability, determines the criteria for bonus awards, including the bonus percentage level for each executive, and recommends to the Board the level of attainment of financial performance objectives by the Company for awards to be made under the Plan.

     During fiscal 2004, each of the Company's executive officers received compensation pursuant to the Company's annual Incentive Plan. Each year the Board establishes, in advance, targeted earnings and sales growth goals. Each executive job classification has a specific bonus percentage level based on the level of responsibility that it requires, the impact it can have on the business and prior performance by the associate. Bonuses are determined based on the Company's actual earnings and sales results as compared to the targeted goals. No bonus is paid for performance below a minimum threshold, and the payment is reduced substantially for performance below the targets. The maximum amount payable under the bonus plan is 2.5 times the individual bonus percentage level, if increases are substantially above the targeted earnings and sales goals.

STOCK  OPTION  AWARDS

     Stock options are granted to key employees by the Board, upon the recommendation of the Committee, under the Company's Employee Stock Option Plans (the "Plans"). The number of shares subject to options granted to each individual generally depends upon his or her level of management responsibility. The largest grants are awarded to the employees who, in the view of the Board, have the greatest potential to impact the Company's profitability and growth and increased shareholder value. Options under the Plans may be either incentive stock options or nonqualified stock options at the discretion of the Committee and are granted at an exercise price equal to 100% of the fair market value of the Company's common stock on the date of the grant. The Committee has discretion, as limited by the Plans, as to the duration of the option exercise period and the vesting of the right to exercise within that period. Options currently outstanding under the Plans are exercisable as to 20% on the date of grant and 20% on each anniversary of the date of grant thereafter until fully exercisable, with the exception of Reload Options, which are fully exercisable on the date of grant. Reload Options represent an option to repurchase shares used to pay the exercise price of any original option grant. A Reload Option is not granted upon the exercise of a Reload Option, however. The majority of outstanding options expire five years from the date of grant, with the exception of options granted on April 29, 1998 and May 6, 1999, which expire ten years from the date of grant. Stock option awards to the Named Executive Officers over the past three fiscal years are disclosed in the Summary Compensation Table.

     There are two stock option plans currently in effect that were not approved by the Company's shareholders, the 2000 Director Stock Option Plan and the 2002 Director Stock Option Plan. The 2000 Director Stock Option Plan called for an award to each director of the Company of 3,000 options to purchase shares of Company stock for $12.19 per share (unadjusted for dividends). The 2002 Director Stock Option Plan called for an award of 5,000 options to each director of the Company to purchase shares of Company stock for $9.99 per share.

RESTRICTED  STOCK  AWARDS

     Restricted stock awards under the Company's Capital Appreciation Plan may be granted by the Board of Directors, upon recommendation by the Committee, to executive officers and other key employees of the Company. The number of restricted shares and book units awarded are intended to serve as a retention vehicle and are based on the Board's evaluation of the contributions of each grantee to the long-term profitability and growth of the Company. The grantee holds all of the ownership rights to the stock from the date of grant, including the right to vote the stock, but may not transfer or assign the stock during a period of three years following the date of the grant. These shares are forfeited to the Company if the grantee is not employed by the Company (except for reasons of retirement, permanent disability or death) at the end of the period. Book units granted in conjunction with the shares are paid in cash at the end of the forfeiture period in an amount equal to the sum of the net change in book value per share and the dividends paid per share during the period, as adjusted for stock dividends/splits. Restricted stock awards granted to the Named Executive Officers over the past three fiscal years are disclosed in the Summary Compensation Table.

COMPENSATION  OF  CHIEF  EXECUTIVE  OFFICER

     Peter M. Dunn was elected as President and Chief Executive Officer of the Company in 2004. The total compensation paid to Mr. Dunn during fiscal year 2004 was determined by the Committee and the Board of Directors in accordance with the criteria described in the "Relationship of Compensation to Performance," "Stock Option Awards" and "Restricted Stock Awards" sections in this report. His base compensation was raised to $500,000 in February, 2004, and he received an incentive bonus of $335,023, representing 67% of his fiscal 2004 base salary.

     The foregoing report is respectfully submitted by the members of the Compensation Committee:

James Williamson, Jr., Chairman       Charles E. Lanham
Dr. Ruth J. Person                    Dr. John W. Ryan


REPORT  OF  THE  AUDIT  COMMITTEE

     The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls. The Audit Committee operates under a written charter approved by the Board of Directors. A copy of the charter is available on the Company's web site, www.steaknshake.com.

     Management is responsible for the Company's internal controls and financial reporting process. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

     The Audit Committee fulfills its responsibilities through periodic meetings with the Company's independent auditors, internal auditors and the Company's management. During fiscal year 2004, the Audit Committee met 4 times. In addition, J. Fred Risk, the chairman of the Audit Committee, as a representative of the Audit Committee, discussed the interim financial information contained in each quarterly 10-Q filing with the Company's independent auditors and management prior to public release.

     The Audit Committee has reviewed the Company's audited financial statements for the fiscal year ended September 29, 2004, and discussed them with management and the Company's independent auditors. The Audit Committee's review included discussion with the independent auditors of the matters required to be discussed pursuant to the Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee also received written disclosures from the independent auditors as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with the independent auditors that firm's independence. More information regarding the Company's independent auditors is attached to this Proxy Statement as Appendix A.

     Based upon the Audit Committee's discussions with management and the independent auditors and the Audit Committee's review of the representations of management and the independent auditors, the Audit Committee recommended that the Board of Directors include the audited financial statements in the Company's Annual Report on Form 10-K for the year ended September 29, 2004, to be filed with the Securities and Exchange Commission.

     Pursuant to its charter, the Audit Committee selected Deloitte & Touche, LLP as the Company's auditors for fiscal year 2004.

     The foregoing report is respectfully submitted by the members of the Audit Committee.

J.  Fred  Risk,  Chairman          Stephen  Goldsmith
Charles E. Lanham                  Dr.  John  W.  Ryan


COMPANY  PERFORMANCE

     The graph below compares for each of the last five fiscal years the cumulative total return of the Company, the S&P 500, the S&P SmallCap 600 and the S&P Restaurants Indices. The Company is included among the companies comprising the S&P SmallCap 600, a major market index. The S&P Restaurants Index is included in the graph in order to provide a more direct comparison of the Company's returns to those of other companies in the restaurant business. The cumulative total returns displayed below have assumed $100 invested on September 30, 1999, in the Company's Common Stock, the S&P 500, the S&P SmallCap 600 and the S&P Restaurants Indices, and reinvestment of dividends paid since September 30, 1999.
                          9/99    9/00    9/01    9/02    9/03    9/04
                          --------------------------------------------
Steak n Shake Company     100      90      112     124     168     193
S&P 500                   100     113       83      66      82      94
S&P SmallCap 600          100     124      111     109     138     172
S&P Restaurants Index     100     124      111      99     122     159


1.     APPROVAL  OF  THE  2005  DIRECTOR  STOCK  OPTION  PLAN

     Subject to approval by the vote in favor of adoption of the 2005 Director Plan by persons holding a majority of the shares of Common Stock in attendance and voting at the Annual Meeting, the Board of Directors of the Company approved, on November 17, 2004, the 2005 Director Stock Option Plan for non-employee members of the Board of Directors. Pursuant to the 2005 Director Plan, discretionary, non-qualified stock options will be eligible for grant to non-employee directors of the Company to purchase an aggregate of 150,000 shares of the Company's Common Stock through and including December 31, 2012 or as otherwise terminated in accordance with the Director Plan. The options have a term of five years from the date of grant and are exercisable in annual increments of 20% commencing on the date of grant. A total of 38,000 options were conditionally granted on November 17, 2004, at an option price equal to $18.26, the closing price of the Company's Common Stock on the New York Stock Exchange on that date. Options are not transferable except by will or the laws of descent and distribution.

     The options were conditionally granted to seven of the Company's directors. Dr. Person and Messrs. Goldsmith, Kelley, Lanham, Risk, Williamson and Dr. Ryan conditionally received 5,000 shares, and the director of a subsidiary of the Company, Mr. Frank G. Regas, conditionally received 3,000 shares, for a total of 38,000 shares. Further options may be granted to the Company's non-employee directors under the 2005 Director Plan in subsequent years, in individual grants to each director in increments of no more than 7,500 options. If any outstanding options expire or terminate for any reason without having been exercised in full, the forfeited options will not become eligible for further grant under the 2005 Director Plan. A copy of the 2005 Director Plan has been included as Appendix B to this proxy statement, and the foregoing discussion is qualified in its entirety by reference to that Appendix. The following table regarding the 2005 Director Plan is provided as required by regulations:


                                NEW PLAN BENEFITS
                         2005 DIRECTOR STOCK OPTION PLAN
                         -------------------------------

Name  and  Position                                     Number  of  Options
-------------------                                     -------------------
Alan  B.  Gilman                                                 0
Peter  M.  Dunn                                                  0
Gary  T.  Reinwald                                               0
Gary  S.  Walker                                                 0
Roxanne  Crosby                                                  0
Executive  Group                                                 0
Non-Executive  Director  Group  (1)                            38,000
Non-Executive  Officer  Employee  Group                          0

(1)     Includes  one  director  of a subsidiary corporation as described above.

     The following table provides information regarding the Company's current equity compensation plans as of September 29, 2004. The information provided in the table does not include the number of securities to be issued under the 2005 Director Plan, which is subject to shareholder approval at the Annual Meeting and discussed more fully above. The table does include, however, all securities previously approved for issuance.


                      EQUITY COMPENSATION PLAN INFORMATION
                      ------------------------------------
                                                            Number of Securities
                                                            Remaining Available
                                          Weighted-Average  for Future Issuance
                    Number of Securities   Exercise Price       Under Equity
                     To be Issued Upon     of Outstanding    Compensation  Plans
                       Exercise  of           Options     (Excluding  Securities
                    Outstanding Options    Warrants and        Reflected in
Plan  Category      Warrants and Rights       Rights            First Column)
--------------------------------------------------------------------------------

Equity compensation
plans approved
by shareholders (1)      1,330,530           $14.36               1,329,974(2)

Equity compensation
plans not approved
by shareholders (3)         46,500           $10.38                     0
                       ------------          ------               ------------
Total                    1,377,030           $14.22               1,329,974


(1) Consists of 1995 and 1997 ESOP plans, 2003 and 2004 Director Stock Option Plans, 1997 Capital Appreciation Plan, as amended and restated, and the 1992 Employee Stock Purchase Plan.

(2) The Capital Appreciation Plan provides for tandem awards of restricted stock and book units. As of September 29, 2004, 526,622 shares remained available for issuance pursuant to awards under that plan.

(3)  Consists  of  the  2000  and  2002  Director  Stock  Option  Plans.

FEDERAL  INCOME  TAX  CONSEQUENCES  OF  NONQUALIFIED  STOCK  OPTIONS

     An optionee will not be subject to tax at the time a nonqualified option is granted; however, a director who exercises a nonqualified option must include in income as of the date of exercise the difference between (a) the amount paid for Common Stock upon exercise of the option and (b) the fair market value of the Common Stock. The recognized income may be subject to withholding for federal, state and local income and other payroll taxes. The optionee's federal income tax cost basis for the Common Stock will be the amount paid for the Common Stock plus the income recognized. If an optionee uses Common Stock in full or partial payment of the exercise price of a nonqualified option, the exchange should not affect the federal income tax treatment of the exercise. The optionee will realize no gain or loss with respect to the Common Stock so used. The net additional shares of Common Stock received upon such exercise by the optionee will have a federal income tax cost basis equal to the ordinary income recognized as a result of the option exercise (plus the amount of any cash used in the option exercise) and a holding period commencing upon the date such income is recognized. Subsequent sale of such Common Stock will result in a capital gain or loss equal to the difference between the optionee's federal income tax cost basis for the Common Stock and the sale price. The Company will be entitled to a federal income tax deduction in the amount of the ordinary income recognized by the optionee as of the date the optionee recognizes ordinary income.

     THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND A VOTE "FOR" THE PROPOSAL TO APPROVE THE STEAK N SHAKE COMPANY'S 2005 DIRECTOR STOCK OPTION PLAN AS DESCRIBED ABOVE.

2.     RATIFICATION  OF  SELECTION  OF  INDEPENDENT  AUDITORS

      The Audit Committee replaced Ernst & Young, LLP ("E&Y") with Deloitte & Touche LLP ("Deloitte") relative to the audit of the Company's 2003 financial statements. The Audit Committee has also retained Deloitte for the Fiscal 2004 audit.

     In connection with its audits for the two most recent fiscal years ended September 29, 2004 and September 24, 2003, and through the present time, there have been no disagreements with E&Y or Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of E&Y or Deloitte, would have caused them to make reference to the subject matter of the disagreement in connection with their report on the financial statements for such periods.

     During the two most recent fiscal years ended September 29, 2004 and September 24, 2003, and through December 1, 2004, there have been no reportable events (as defined in Regulation S-K, Item 304(a)(1)(v)).

     Deloitte was the Company's independent auditor for the years ended September 24, 2003 and September 29, 2004 and will serve in that capacity for the 2005 fiscal year unless the Audit Committee deems it advisable to change the independent auditor. Representatives of Deloitte will be present at the Annual Meeting, will have an opportunity to make a statement, and will be available to respond to appropriate questions. A synopsis of the fees paid to Deloitte and services provided by it, as well as fees charged by E&Y in fiscal 2003 are set forth in Appendix A to this proxy statement.

THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND A VOTE "FOR" THE RATIFICATION OF DELOITTE & TOUCHE, LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING SEPTEMBER 28, 2005.


3. OTHER MATTERS

     As of the date of this proxy statement, the Board of Directors of the Company has no knowledge of any matters to be presented for consideration at the Annual Meeting other than those set forth above. If any other matters should properly come before the meeting, the proxies will be voted in accordance with the recommendations of the Board of Directors of the Company.

                                   APPENDIX A
                                   ----------

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

On February 12, 2003, Ernst & Young ("E&Y") was succeeded as the Company's independent auditor by Deloitte & Touche, LLP, ("Deloitte"). Deloitte examined the Company's financial statements for the fiscal years ended September 24, 2003 and September 29, 2004. Representatives of Deloitte will be present at the Annual Meeting, will have the opportunity to make a statement, and will be available to respond to appropriate questions.

Deloitte and E&Y have advised the Company that they have billed or will bill the Company the below indicated amounts for the following categories of services for each of the Company's last two fiscal years.

2004  FISCAL  YEAR



AUDIT FEES. . . . . . . . . . . . . . . . . . . .  Deloitte & Touche
-------------------------------------------------  ------------------

Audit Fees (1). . . . . . . . . . . . . . . . . .  $          171,635
Audit-Related Fees (2). . . . . . . . . . . . . .  $           13,000
Tax Fees (3). . . . . . . . . . . . . . . . . . .  $            6,290
All Other Fees (4). . . . . . . . . . . . . . . .  $           30,832


Total Fees for the Year Ended September 29, 2004.  $          221,757




2003  FISCAL  YEAR



AUDIT FEES. . . . . . . . . . . . . . . . . . . .  Ernst & Young   Deloitte & Touche   Total Amount
-------------------------------------------------  --------------  ------------------  -------------

Audit Fees (1)                                     $        6,400  $          155,000  $     161,400
Audit-Related Fees (2)                             $       25,500  $           25,500
Tax Fees (3)                                       $       10,824  $            1,000  $      11,824
All Other Fees (4)                                 $        2,500  $           17,390  $      19,890


Total Fees for the Year Ended September 24, 2003   $       19,724  $          198,890  $     218,614


(1)     Audit  fees  include  fees  for  services  performed  for the audit of the Company's annual financial  statements and review of financial statements included in the Company's 10-Q filings, S-3 and  S-8  Registration  statements,  comment  letters  and  services  that  are normally provided in connection  with  statutory  or  regulatory  filings  or  engagements.

(2)     Audit-Related  Fees  include  fees  for  assurance  and related services performed that are reasonably  related to the performance of the audit or review of the Company's financial statements.
This  includes  the  audit  of  the  Company's  401k  and  Profit  Sharing  Plan.

(3)     Tax Fees are fees for services performed with respect to tax compliance, tax advice and tax return  review.

(4)      All  Other  Fees  are fees for other permissible work that does not meet the above category descriptions.  This  includes:  preparation  and  information  related  to  Section  404  of  the
Sarbanes-Oxley  Act,  an on-line research subscription, technical financial consulting and sales and use  tax  software.





PRE-APPROVAL  POLICY

The Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by the independent auditor. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditor and management are required to report periodically to the Audit Committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. In fiscal 2004, the Audit Committee approved the non-audit services performed by Deloitte & Touche described on the prior page.

                                   APPENDIX B
                                   ----------

                            THE STEAK N SHAKE COMPANY
                         2005 DIRECTOR STOCK OPTION PLAN

1.     PURPOSE.

     The  purpose  of  The Steak n Shake Company 2005 Director Stock Option Plan
(the "Plan") is to provide those non-employee directors of The Steak n Shake Company (the "Company") and its subsidiaries (the "Directors"), an opportunity to acquire shares of Common Stock of the Company, (the "Common Stock"), thereby providing them with an increased incentive to work for the success of the Company and better enabling the Company to attract and retain directors.

2.      ADMINISTRATION  OF  THE  PLAN.

     It is intended that the Plan be administered as a discretionary plan, with the Board of Directors of the Company (the "Board") having discretion as to:

(a) the selection of Directors to whom stock options under the Plan shall be granted, and

(b) the number of shares subject to options granted to each Director and the terms of the options, subject to the limitations set forth herein.

     The Board shall have the power to construe the Plan, to determine all questions arising thereunder and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable. Any decision of the Board in the administration of the Plan, as described herein, shall be final and conclusive. No member of the Board shall be liable for anything done or omitted to be done by such member or by any other member of the Board in connection with the Plan, except for such member's own willful misconduct or as expressly provided by statute.

3.     TAX  STATUS.

     Options granted under the Plan will not be entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

4.      ELIGIBILITY.

     Options may be granted only to persons who serve as Directors of the Company or its subsidiaries and who are not employees or eligible to participate in any of the employee stock option plans sponsored by the Company.

5.     STOCK  SUBJECT  TO  THE  PLAN.

     There shall be reserved for issuance upon the exercise of options granted under the Plan 150,000 shares of Common Stock of the Company, with a stated value of $.50 per share, which may be authorized but unissued shares or treasury shares of the Company. Subject to Section 8 hereof, the shares for which options may be granted under the Plan shall not exceed that number. If any option shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall not become available for other options under the Plan.




6.     INITIAL  OPTION  GRANTS  AND  SUBSEQUENT  GRANTS.

(a)     Subject  to the approval of this Plan by the shareholders as provided in
Section 14, each person listed below shall receive an option to purchase the number of shares of Common Stock indicated. Each option shall have a grant date of November 17, 2005 and shall be immediately exercisable as to 20% of the option grant. Thereafter, the grant shall become exercisable with respect to an additional 20% on each anniversary of the date of grant. Each option shall expire 5 years after the date of grant and shall be subject to earlier termination as hereinafter provided.

                         Stephen  Goldsmith          5,000  shares
                         Wayne  L.  Kelley           5,000  shares
                         Charles  E.  Lanham         5,000  shares
                         Ruth  J.  Person            5,000  shares
                         J.  Fred  Risk              5,000  shares
                         John  W.  Ryan              5,000  shares
                         James  Williamson,  Jr.     5,000  shares
                         Frank  G.  Regas            3,000  shares

(b)     Subsequent  Grants.  Further  grants  under the Plan may be made no
        ------------------
more frequently than annually by the Board to eligible persons. No individual grant in any calendar year shall cover more than 7,500 shares.

7.     TERMS  OF  OPTION.

     Each option granted under the Plan shall be evidenced by a Stock Option Agreement between the Company and the optionee and shall be subject to the following terms and conditions:

(a)     Option  Price - The price to be paid for shares of Common Stock upon the
        -------------
exercise of each option shall be the fair market value on the date of grant. As used herein, fair market value shall be the closing sales price for the Common Stock on the New York Stock Exchange on the date of grant.

(b)     Period  for Exercise of Option - An option shall not be exercisable
        ------------------------------
after  five  (5)  years  from  the  date  on  which  such  option  is  granted.

(c)     Purchase of Shares - The option price of each share of Common Stock
        ------------------
purchased upon exercise of an option shall be paid in full, in cash, at the time of exercise; provided, however, that an optionee may exercise an option in whole or in part by tendering to the Company whole shares of the Company's Common Stock owned by him or her having a fair market value equal to the cash exercise price of the shares with respect to which the option is being exercised. For this purpose, any shares so tendered by an optionee shall be deemed to have a fair market value equal to the average of the closing sales prices for the stock on the New York Stock Exchange for the five trading days preceding the date of exercise of the option. Shares of Common Stock used to exercise an option shall have been held by the optionee for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the option. An option may be exercised at any time and from time to time during the term of the option as to any or all whole shares which have become subject to purchase pursuant to the terms of the option or the Plan, but not at any time as to fewer than 100 shares. An option may be exercised only by written notice to the Company, mailed to the attention of the Secretary of the Company, signed by the optionee (or such other persons as shall demonstrate to the Company his or her right to exercise the option), specifying the number of shares in respect of which it is being exercised, and accompanied by payment of the option price for such shares. The certificate or certificates for the shares as to which the option is exercised shall be registered in the name of the person or persons exercising the option and shall be delivered to or upon the order of that person or persons as soon as practicable after such written notice is received by the Company. An optionee shall not have any rights of a shareholder in respect to the shares subject to an option until a certificate representing such shares has been issued.

(d)     Termination  of  Option - If an optionee ceases to be a director of
        -----------------------
the Company for any reason other than retirement, permanent and total disability (within the meaning of Section 105(d)(4) of the Code), or death, any option granted to him or her shall forthwith terminate. Leave of absence approved by the Board of Directors shall not constitute cessation of directorship. If an optionee ceases to be a director of the Company by reason of permanent or total disability (within the meaning of Section 105(d)(4) of the Code), any option granted to him or her may be exercised by him or her in whole or in part within one year after the date of termination as a director by reason of such disability. In the event of death of an optionee while serving as a director, any option granted to him or her may be exercised in whole or in part at any time after the date of death by the executor or administrator of his or her estate or by the person or persons entitled to the option by will or by applicable laws of descent and distribution until the expiration of the option term. In the event of retirement, any option granted to him or her may be exercised in whole or in part at any time until the expiration of the option term. This provision applies regardless of whether an option was exercisable at the time of retirement. Notwithstanding the foregoing provisions of this subsection (d), no option shall, in any event, be exercisable after the expiration of the period set out in subsection (b) above.

(e)     Nontransferability  of Option - An option may not be transferred by
        -----------------------------
the optionee other than by will or the laws of descent and distribution and, during the lifetime of the optionee, shall be exercisable only by him or her.

8.     ADJUSTMENT  OF  SHARES.

     In the event of any change after the effective date of the Plan in the outstanding shares of Common Stock of the Company by reason of any reorganization, recapitalization, stock split, stock dividend, combination of shares, exchange of shares, merger or consolidation, liquidation, or any other change after the effective date of the Plan in the nature of the shares of Common Stock of the Company, the Company shall make a corresponding adjustment in the number and kind of shares reserved under the Plan, and in the option price and the number and kind of shares covered by outstanding options granted and to be granted under the Plan as determined by the Board. Any determination by the Board hereunder shall be conclusive.

9.     TERMINATION.

     The Plan shall terminate upon the later to occur of (a) the date on which all shares available for issuance under the Plan have been issued pursuant to the exercise of options granted hereunder; or (b) December 31, 2012; or (c) at any other time upon determination by the Board.


10.     AMENDMENT  OR  DISCONTINUANCE.

     The Plan may be amended at any time and from time to time by the Board as the Board shall deem advisable, including, but not limited to amendments necessary to qualify for any exemption or to comply with applicable law or regulations; provided, however, that except as provided in Section 8 above, the Board may not, without further approval by the shareholders of the Company, increase the maximum number of shares of Common tock as to which options may be granted under the plan, reduce the option exercise price described in Section 7(a) above, or change the class of persons eligible to receive options under the Plan. No amendment of the Plan shall materially and adversely affect any right of any participant with respect to any options theretofore granted without such participant's written consent.

11.     GOVERNING  LAW.

     The terms of any options granted hereunder and the rights and obligations hereunder of the Company, the Directors and their successors in interest shall be governed by Indiana law, without giving effect to the conflict of laws providing hereof.

12.     GOVERNMENT  AND  OTHER  REGULATIONS.

     The obligations of the Company to issue or transfer and deliver shares under the options granted under the Plan shall be subject to compliance with all applicable laws, governmental rules and regulations, and administrative actions.

13.     REPRICING  OF  OPTIONS.

     Nothing in this Plan shall permit the repricing of any outstanding options other than (a) with the prior approval of the Company's shareholders, or
(b) pursuant to Section 8. The foregoing restriction shall also apply to any other transaction which would be treated as a repricing of outstanding options under generally accepted accounting principles.

14.     EFFECTIVE  DATE.

     The Plan shall become effective if adopted by the shareholders at the 2005 Annual Meeting of Shareholders by the holders of at least a majority of the outstanding shares of the Common Stock represented in person or by proxy at the 2005 Annual Meeting.